Exhibit 99.6

SECOND AMENDMENT TO AMENDED AND RESTATED
TRIPLE NET HOSPITAL BUILDING LEASE

THIS SECOND AMENDMENT TO AMENDED AND RESTATED TRIPLE NET HOSPITAL BUILDING LEASE (“Amendment”) is entered into as of this 13th day of April, 2010, between Pacific Coast Holdings Investment, LLC, a California limited liability company (“Landlord”), and Integrated Healthcare Holdings, Inc., a Nevada corporation (“Tenant”).

RECITALS

A.          Landlord and Tenant are parties to an Amended and Restated Triple Net Hospital Building Lease dated October 1, 2007 (the “Original Amended and Restated Lease”), which amended and restated that certain Triple Net Hospital and Medical Office Building Lease dated March 3, 2005, as amended by Amendment No. 1 to Triple Net Hospital and Medical Office Building Lease dated as of March 8, 2005.  The Original Amended and Restated Lease was amended on March 27, 2009 (the “March 2009 Amendment”) (the Original Amended and Restated Lease, together with the March 2009 Amendment, shall be referred to herein as the “Lease”).

B.           Concurrently herewith, KPC Resolution Company, LLC, a California limited liability company (“KPC”) is selling certain credit facilities to SPCP Group IV, LLC, a Delaware limited liability company, and SPCP Group, LLC, a Delaware limited liability company, (collectively, “SPCP”), wherein Tenant is the borrower.  Medical Provider Financial Corporation I, a Nevada corporation, Medical Provider Financial Corporation II, a Nevada corporation (“MedCap II”), and Medical Financial Corporation III, a Nevada corporation, were the initial lenders under such credit facilities.  The aforementioned credit facilities are referred to herein as the “Credit Facilities”.

C.          As part of the Credit Facilities, Tenant, WMC-SA, Inc., a California corporation, WMC-A, Inc., a California corporation, Chapman Medical Center, Inc., a California corporation, and Coastal Communities Hospital, Inc., a California corporation, executed that certain $45,000,000 Term Note (the “Real Estate Loan”) dated October 9, 2007, originally in favor of MedCap II.  The term Real Estate Loan used in this Amendment shall replace such term as used in the Original Amended and Restated Lease.

D.          In connection with the sale of the Credit Facilities to SPCP, Tenant, Landlord, and certain other credit parties are entering into an Omnibus Credit Agreement Amendment (the “Omnibus Amendment”) and related documents (collectively, the “Omnibus Amendment Documents”), which provides that the interest rate on the Credit Facilities, including the Real Estate Loan, shall be fourteen and one-half percent (14½ %) per annum until the maturity date of the Real Estate Loan, as modified by the Omnibus Amendment Documents.

E.           Landlord and Tenant desire to memorialize the rent to be paid under the Lease in light of the Omnibus Amendment Documents.

F.           All terms not otherwise defined in this Amendment shall have the same meaning as set forth in the Lease.

NOW THEREFORE, the parties hereto agree as follows:

1.           Effective May 1, 2010, Section 2.1(a) of the Original Amended and Restated Lease and Section 1 of the March 2009 Amendment shall be deleted in their entirety and the following inserted in place of Section 2.1(a) of the Lease:

“(a)           The annual “Base Rent” shall be Seven Million Three Hundred Twenty-Eight Thousand One Hundred Twenty-Five and No/100 Dollars ($7,328,125.00), payable in equal monthly installments of Six Hundred Ten Thousand Six Hundred Seventy-Seven and 08/100 Dollars ($610,677.08); provided, however, should Landlord refinance the Real Estate Loan, the annual Base Rent shall increase to Eight Million Three Hundred Thousand and No/100 Dollars ($8,300,000.00), payable in equal monthly installments of Six Hundred Ninety-One Thousand Six Hundred Sixty-Six and 67 /100 ($691,666.67).

2.           Tenant acknowledges that it has not paid rent due under the Lease since October 1, 2008.  Tenant agrees that upon receipt of its AB 1383 provider fee funds, subject to first making any payments due pursuant to Section 2.03(b) of the Omnibus Amendment, Tenant shall pay from its AB 1383 provider fee funds all unpaid rent due under the Lease for the period from November 1, 2008 through April 30, 2010; provided however, all such unpaid rent due under the Lease must be paid no later than December 1, 2010.

3.           Paragraph 2 of the March 2009 Amendment is hereby deleted in its entirety.

4.           Landlord and Tenant acknowledge that there are two leases covering the property described in the Lease:  (i) the Lease, and (ii) a second lease identical to the Original Amended and Restated Lease dated September 1, 2007 (the “2007 Lease”).  Landlord and Tenant acknowledge and agree that the 2007 Lease was executed in error and is void ab initio.  In addition, the parties agree that the reference to the 2007 Lease in the March 2009 Amendment should have been, and is hereby changed to be, the Original Amended and Restated Lease.

5.           Except as specifically set forth in this Amendment, the terms of the Lease shall remain unchanged and continue in full force and effect.

6.           This Amendment may be executed in any number of counterparts, each of which shall be deemed an original, but all of which when taken together shall constitute one and the same instrument.

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IN WITNESS WHEREOF, the parties hereto have executed this Amendment as of the day and year first above written.

LANDLORD

PACIFIC COAST HOLDINGS INVESTMENT, LLC,
a California limited liability company,

By:  /s/ Kali P. Chaudhuri, M.D.
Name:  Kali P. Chaudhuri, M.D.
Title:  Co-Manager

By:  /s/ Jacob Sweidan, M.D.
Name:  Jacob Sweidan, M.D.
Title:  Co-Manager

TENANT

INTEGRATED HEALTHCARE HOLDINGS, INC.,
a Nevada corporation

By: /s/ Kenneth K. Westbrook
Name: Kenneth K. Westbrook
Title:  Chief Executive Officer